Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           ----------
                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                           ----------
                  Carolina Freight Corporation
     (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                     56-1349996
  (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

                NORTH CAROLINA HIGHWAY #150 EAST
                      POST OFFICE BOX 1000
                   CHERRYVILLE, NORTH CAROLINA           28021
            (Address of Principal Executive Offices)   (Zip Code)

                           ----------
CAROLINA FREIGHT CORPORATION 1994 NONQUALIFIED STOCK OPTION PLAN
                    (Full title of the Plan)
                           ----------
                          JOHN B. YORKE
          VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                  CAROLINA FREIGHT CORPORATION
                NORTH CAROLINA HIGHWAY # 150 EAST
                      POST OFFICE BOX 1000
                CHERRYVILLE, NORTH CAROLINA 28021
             (Name and address of agent for service)

                         (704) 435-6811
  (Telephone number, including area code, of agent for service)
                           ----------
                            Copy To:
                          ANNE F. TEAM
               SMITH HELMS MULLISS & MOORE, L.L.P.
                     227 NORTH TRYON STREET
                 CHARLOTTE, NORTH CAROLINA 28202
                           ----------
Approximate date of commencement of the proposed sale to the public:  From time to time after the effective date of this
Registration Statement
                           ----------
                 CALCULATION OF REGISTRATION FEE

                                Proposed  Proposed
Title of                         Maximum   Maximum
each Class           Amount     Offering  Aggregate    Amount of
of Securities        to be      Price Per Offering   Registration
to be Registered   Registered   Share (1) Price (1)      Fee
- ---------------- -------------- --------- ---------- ------------
Common Stock.... 200,000 shares  $9 5/8   $1,925,000     $664

(1) Pursuant to Rules 457(h) and 457(c), based on the price of the Common Stock with respect to which options granted may be exercised.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting the Prospectus of Carolina Freight Corporation (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to the Secretary, Carolina Freight Corporation, Post Office Box 1000, Cherryville, North Carolina 28021. Telephone requests may be directed to (704) 435-6811.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and
September 30, 1994; and

          (c) The description of the Common Stock, $.50 par value per share, to which this Registration Statement relates contained in the Registrant's Registration Statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by all subsequent amendments and reports filed for the purposes of updating such description.

     Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto, which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof or thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary, Carolina Freight Corporation, Post Office Box 1000, Cherryville, North Carolina 28021. Telephone requests may be directed to (704) 435-6811.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of the Registrant's Common Stock to be issued pursuant to this Registration Statement were passed upon by John B. Yorke, Vice President, Secretary and General
Counsel of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     There are no provisions in the Registrant's Articles of Incorporation, as amended, and no contracts between the Registrant and its directors and officers and no resolutions adopted by the Registrant, relating to indemnification of directors and officers. However, the Registrant's Bylaws provide that any person who at any time serves or has served as a director, officer, employee or agent of the Registrant, or in such capacity at the request of the Registrant for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have the right to be indemnified by the Registrant to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative and whether or not brought by or on behalf of the Registrant, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money, decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. As authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise. In addition, the Registrant's Articles of Incorporation, as amended, prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the "Act") contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interest and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55 of the Act.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54 of the Act.

     In addition, Section 55-8-57 of the Act permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF NORTH CAROLINA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE SET FORTH IN EXHIBIT 99.2 HERETO AND INCORPORATED HEREIN BY REFERENCE.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or are incorporated by reference in this Registration Statement.

     EXHIBIT NO.    DESCRIPTION OF EXHIBIT

          5.1 Opinion of John B. Yorke as to legality of securities

          23.1      Consent of John B. Yorke (included in
                    Exhibit 5.1)

          23.2      Consent of Arthur Andersen LLP

          24.1      Power of Attorney

          24.2 Certified Resolution authorizing signature of Registration Statement

          99.1      Carolina Freight Corporation 1994
                    Nonqualified Stock Option Plan

          99.2 Provisions of North Carolina law relating to indemnification


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cherryville, State of North Carolina, on January 4, 1995.

                              CAROLINA FREIGHT CORPORATION



                              By: /s/ LARY R. SCOTT
                                   Lary R. Scott
                                   Chairman and Chief Executive
                                    Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                TITLE                    DATE


/S/ LARY R. SCOTT
Lary R. Scott           Chairman, Chief          January 4, 1995
                        Executive Officer
                        and Director
                        (Principal Executive
                        Officer)

/S/ SHAWN W. POOLE
Shawn W. Poole          Treasurer and Chief      January 4, 1995
                        Financial Officer
                        (Principal Financial
                        and Accounting Officer)

*J.M. CARSTARPHEN
J.M. Carstarphen        Director                 January 4, 1995

*CHARLES L. GRACE
Charles L. Grace        Director                 January 4, 1995

*WILLIAM M. R. MAPEL
William M. R. Mapel     Director                 January 4, 1995

*DR. JAMES G. MARTIN
Dr. James G. Martin     Director                 January 4, 1995

*PAUL F. RICHARDSON
Paul F. Richardson      Director                 January 4, 1995

*KENNETH G. YOUNGER
Kenneth G. Younger      Director                 January 4, 1995


*By: /S/ JOHN B. YORKE
      John B. Yorke, Attorney-in-fact